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                                                                      EXHIBIT 11

                          NATIONAL DENTEX CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

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
                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1995          1996          1997
                                                            ----          ----          ----
Computation of Basic Net Income per Share:
Net Income applicable to common stock..................  $3,243,808    $3,704,926    $4,346,836

Shares:
     Weighted average common shares outstanding........   3,175,150     3,414,411     3,454,473
     Basic net income per share........................  $     1.02    $     1.09    $     1.26
                                                         ==========    ==========    ==========
Computation of Diluted Net Income per Share:
Net income per computation above.......................  $3,243,808    $3,704,926    $4,346,836
                                                         ----------    ----------    ----------
Shares:
     Weighted average common shares outstanding........   3,175,150     3,414,411     3,454,473
     Add: Shares issuable from assumed exercise of
       options and warrants (as determined by the
       application of the treasury stock method).......     252,059        94,820        62,297
                                                         ----------    ----------    ----------
     Weighted average common shares outstanding as
       adjusted........................................   3,427,209     3,509,231     3,516,770
                                                         ----------    ----------    ----------
     Fully diluted net income per share................  $     0.95    $     1.06    $     1.24
                                                         ==========    ==========    ==========
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